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                                                                 EXHIBIT (A)(32)

                           ING VARIABLE PRODUCTS TRUST

                          ABOLITION OF SERIES OF SHARES
                             OF BENEFICIAL INTEREST

     The undersigned, being a majority of the Trustees of ING Variable Products Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article V, Section 5.11(f) and Article VIII, Sections 8.2 and 8.3, of the Trust's Declaration of Trust, dated December 17, 1993, as amended, hereby abolish ING VP Disciplined LargeCap Portfolio and ING VP MagnaCap Portfolio, and the establishment and designation thereof, there being no shares of each such series currently outstanding.

Dated: January 3, 2006


/s/ John V. Boyer                       /s/ Jock Patton
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John V. Boyer, as Trustee               Jock Patton, as Trustee


/s/ J. Michael Earley                   /s/ David W. C. Putnam
-------------------------------------   ----------------------------------------
J. Michael Earley, as Trustee           David W.C. Putnam, as Trustee


/s/ R. Barbara Gitenstein               /s/ John G. Turner
-------------------------------------   ----------------------------------------
R. Barbara Gitenstein, as Trustee       John G. Turner, as Trustee


/s/ Patrick Kenny                       /s/ Roger B. Vincent
-------------------------------------   ----------------------------------------
Patrick W. Kenny, as Trustee            Roger B. Vincent, as Trustee


/s/ Walter H. May                       /s/ Richard A. Wedemeyer
-------------------------------------   ----------------------------------------
Walter H. May, as Trustee               Richard A. Wedemeyer, as Trustee


/s/ Thomas J. McInerney
-------------------------------------
Thomas J. McInerney, as Trustee